UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 11, 2010

GOLUB CAPITAL BDC, INC.
(Exact name of Registrant as Specified in Its Charter)

DELAWARE	333-163279	27-2326940
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

150 SOUTH WACKER DRIVE, SUITE 800, CHICAGO, IL		60606
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (312) 205-5050

_______________________
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.

On May 13, 2010, Golub Capital BDC, Inc. issued a press release announcing its financial results for the quarter ended March 31, 2010.  A copy of this press release is attached hereto as Exhibit 99.1.

The information in Item 2.02 of this Current Report on Form 8-K, including Exhibit 99.1 furnished herewith, is being furnished and shall not be deemed “filed” for any purpose of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of such Section.  The information in this Current Report on Form 8-K shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 11, 2010, Mr. Thomas Lynch resigned from the Board of Directors of Golub Capital BDC, Inc.  Prior to his resignation, Mr. Lynch also served on the Audit Committee. Mr. Lynch is the founder and senior managing director of Mill Road Capital Management LLC (“Mill Road Capital”), which on May 9, 2010 entered into a purchase agreement with Rubio’s Restaurants, Inc. (“Rubios”).  On this same date, affiliates of Golub Capital BDC, Inc. agreed to provide financing, subject to certain conditions, in support of Mill Road Capital’s acquisition of Rubios.  In order to avoid any actual or perceived conflict of interest, Mr. Lynch submitted and Golub Capital BDC, Inc. accepted his resignation as a member of the Board of Directors.

The Board of Directors of Golub Capital BDC, Inc. elected John T. Baily to replace Mr. Lynch as a member of the Audit Committee on May 11, 2010.  Mr. Baily has also been elected to serve on the Nominating and Corporate Governance Committee.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press release of Golub Capital BDC, Inc., dated as of May 13, 2010

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Golub Capital BDC, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOLUB CAPITAL BDC, INC.

Date: May 13, 2010	By:	/s/ Sean K. Coleman
	Name:	Sean K. Coleman
	Title:	Chief Financial Officer

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